UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

IMMUNOVANT, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38906	83-2771572
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

320 West 37th Street
New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 580-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMVT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On December 10, 2025, Immunovant, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC (“Leerink Partners”), relating to the issuance and sale in an underwritten offering by the Company of 26.2 million shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $21.00 per share. Roivant Sciences Ltd., the Company’s controlling stockholder, participated in the offering.

The offering closed on December 12, 2025. Gross proceeds from the offering before deducting underwriting discounts and commissions and other offering expenses were approximately $550 million.

The offering was made pursuant to an automatic registration statement on Form S-3ASR (File No. 333-275419), filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023, as supplemented by a prospectus supplement dated December 10, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1*	Underwriting Agreement, between the Company and Leerink Partners LLC, dated as of December 10, 2025.

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included with the opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOVANT, INC.

By:	/s/ Tiago Girão
Name:	Tiago Girão
Title:	Chief Financial Officer

Dated: December 12, 2025